CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Counsel and Independent Auditors" in this Registration Statement (Form N-1A 33-44254) of Dreyfus Premier International Funds, Inc. (comprising, respectively, of Dreyfus Premier Global Allocation Fund, Dreyfus Premier Greater China Fund, Dreyfus Premier International Growth Fund and Dreyfus Premier European Equity Fund) and to the use of our reports dated December 8, 1998 for Dreyfus Premier Global Allocation Fund, Dreyfus Premier Greater China Fund and Dreyfus Premier International Growth Fund, which is incorporated by reference, in this Registration Statement (Form N-1A 333-44254) of Dreyfus Premier International Funds, Inc.



                                          ERNST & YOUNG LLP

New York, New York
September 17, 1999